Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-4 (No. 333-168254), as amended, and Forms S-8 (Nos. 333-92229, 333-138697, 333-168629, 333-168254, and 333-176205), as amended (where applicable), of Valeant Pharmaceuticals International, Inc. of our report dated February 28, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
February 28, 2014